HealthWarehouse.com Reports 2013 Year-End and Q4 Results

Company Achieves Positive EBITDAS for Q4’2013

(CINCINNATI, OH, April 21, 2014) -- HealthWarehouse.com, Inc. (OTCQB:HEWA), the only VIPPS accredited online and mail-order pharmacy licensed in all 50 states, today announced financial results for the year-end and fourth quarter ended December 31, 2013.

For the year ended December 31, 2013, the Company’s net sales decreased 7.7%, to $10,233,112, while the gross margin increased from 46.6% to 50.0% and the operating loss was reduced by nearly 47%, to $2.4 million.  For the fourth quarter of 2013, the Company reported positive Adjusted EBITDAS (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation) of $168,210, vs. a loss of ($753,447) for the fourth quarter of 2012.

Mr. Lalit Dhadphale, President and CEO, commented, “In order to position our company for sustainable and profitable growth, in 2013 we made the decision to focus our business on the cash pay prescription market and wind down non-profitable business components.  With the Affordable Care Act coming into effect, consumers are taking personal responsibility for their healthcare costs as co-pays and deductibles continue to rise. Combined with the brand to generic transformation, the opportunity in the cash prescription market has never been larger.”

“While this has impacted our revenue growth in the short term, our gross margins and bottom line continue to improve as we build a solid foundation for profitable growth.  This is reflected in our fourth quarter 2013 results, where we reported positive EBITDAS, vs. a loss of more than $750K for the fourth quarter of 2012.  We expect continued positive results throughout 2014.”

2013 Year-End Highlights:

   ●   Gross   margin   increased  to   50.0%,   from  46.6%  in   2012,  due   to  continued   gains   in   prescription  orders
         as a percentage of the overall selling mix.

●   Adjusted EBITDAS, a  non-GAAP  financial measure, was ($870,707), an improvement of  $2,710,469 or 75.7%, from ($3,581,176) in 2012.

●   A reduction in our operating loss to $2,433,579, from $4,490,369  in  2012, representing a 46.8%  improvement  in
     2013.

●   Selling,  general,  and  administrative   expenses  (SG&A)  decreased  to  $7,554,954   from  $9,261,523  in  2012,
     representing a decrease of $1,706,569 or 18.4%.

Fourth Quarter (Q4) 2013 Highlights:

   ●   Adjusted EBITDAS, a non-GAAP financial measure, was $168,210 representing an increase of $921,657 or
        122% from ($753,447) in Q4 2012

●   Net loss decreased to ($121,410) or 88% from ($995,589) in Q4 of 2012

●   Significant reduction in headcount resulting in a 20% reduction in salary expense from Q4 2012 to Q4 of 2013

●   Wind down of longer term and less profitable business initiatives

●   Renewed focus on core consumer prescription and OTC business

About Healthwarehouse.com

Healthwarehouse.com, Inc. operates as a virtual retail pharmacy and healthcare e-commerce company that sells brand name and generic prescription drugs, as well as over-the-counter (OTC) medical products in the United States. The company sells a range of prescription drugs; diabetic supplies, including glucometers, lancets, syringes, and test strips; and OTC medications covering a range of conditions from allergy and sinus to pain and fever to smoking cessation aids. It also offers home medical supplies, such as incontinence supplies, first aid kits, and mobility aids; and diet and nutritional products comprising supplements, weight loss aids, and vitamins and minerals. In addition, the company operates as a licensed mail-order pharmacy for sales to 50 states and the District of Columbia. It sells its products directly to the individual consumers of the pharmaceutical and non-pharmaceutical products. The Company is headquartered in Florence, Kentucky.

Contact

HealthWarehouse.com
Mr. Lalit Dhadphale, CEO
(859) 444-7341

Investor Relations
   Mr. Scott Greiper
Secure Strategy Group, LLC
(212) 333-0202
sgreiper@securesg.com

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality,  commercial agreements, acquisitions  and strategic transactions, foreign exchange rates, system interruption, inventory, government regulation and taxation, payments and fraud. More information about factors that potentially could affect  HealthWarehouse.com's financial results is included  in HealthWarehouse.com's  filings   with   the   Securities  and   Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Use of Non-GAAP Measures

HealthWarehouse.com, Inc. (the "Company") prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting operating loss to exclude interest, depreciation and amortization, adjusted EBITDAS also excludes stock issued for services, bad debt, non-recurring expenses, and loss of conversion of debt. Adjusted EBITDAS is not a measure of performance defined in accordance with GAAP. However, adjusted EBITDAS is used internally  in  planning  and evaluating the Company`s performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company`s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company`s financial results.

Adjusted EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company`s performance. A reconciliation of GAAP net loss to adjusted EBITDAS is included in the accompanying financial schedules.